UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 22, 2020

Veroni Brands Corp.

(Exact name of registrant as specified in its charter)

Commission File No.: 0-55735

Delaware	81-4664596
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2275 Half Day Rd. Suite 346, Bannockburn, IL	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888)794-2999

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 7.01 Regulation FD Disclosure.

On June 22, 2020, Veroni Brands Corp. issued a press release about receiving approval from the Financial Industry Regulatory Authority (“FINRA”) to quote and trade the Company’s securities on the OTC Markets and the assignment of a trading symbol – “VONI.” This Form 8-K and the information included as exhibits shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Registrant or any of its affiliates.

Item 9.01 Financial Statements and Exhibits.

Regulation S-K Number	Document
99.1	Press release dated June 22, 2020

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERONI BRANDS CORP.

/s/: Igor Gabal
Igor Gabal, President June 22, 2020

EXHIBIT INDEX

Regulation S-K Number	Document
99.1	Press release dated June 22, 2020